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                                                                   Exhibit (d44)

                            AMENDMENT AGREEMENT NO. 1

     Amendment Agreement No. 1, effective as of July 8, 2003 by and between TIFF Investment Program, Inc. ("TIP"), a Maryland corporation, for the account of its TIFF Government Bond Fund (formerly TIFF Government Bond Index Fund) and TIFF Advisory Services, Inc. (formerly Foundation Advisers, Inc.), a Delaware corporation (the "Adviser").

     WHEREAS, TIP and Adviser entered into an advisory agreement dated July 11, 2001, (the "Advisory Agreement"); and

     WHEREAS, TIP and Adviser desire to amend the Advisory Agreement as set forth below.

     NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.   Amendment.

     (a) Effective March 11, 2003, the board approved a name change of the TIFF Government Bond Index Fund to the TIFF Government Bond Fund. Accordingly, all references to TIFF Government Bond Index Fund in the Advisory Agreement should now read as TIFF Government Bond Fund.

     (b) Effective July 8, 2003, the name of Foundation Advisers, Inc. changed to TIFF Advisory Services, Inc. Accordingly, all references to Foundation Advisers, Inc. in the Advisory Agreement should now read as TIFF Advisory Services, Inc.

2.   Miscellaneous.

     (a) Except as amended hereby, the Advisory Agreement shall remain in full force and effect.

     (b) This Amendment may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed by its duly authorized officer, as the case may be, as of the date and year first written above.


                                            TIFF INVESTMENT PROGRAM, INC.


                                            By: /s/ Tina M. Leiter
                                                ----------------------------
                                            Name: Tina M. Leiter
                                            Title: Assistant Secretary


                                            TIFF ADVISORY SERVICES, INC.


                                            By:  /s/ Esther Cash
                                                 ---------------------------
                                            Name: Esther Cash
                                            Title: Vice President